Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-102221 of Radiant Systems, Inc. on Form S-3 and in Registration Statements Nos. 333-23237, 333-41327, 333-62157 and 333-71892 of Radiant Systems, Inc. on Form S-8 of our report dated February 7, 2003 relating to the consolidated financial statements of Radiant Systems, Inc. as of and for the year ended December 31, 2002 (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the adoption of SFAS No. 142 as of January 1, 2002, and the application of procedures relating to certain disclosures of financial statement amounts related to the 2001 and 2000 financial statements that were audited by other auditors who have ceased operations and for which we have expressed no opinion or other form of assurance other than with respect to such disclosures) appearing in this Annual Report on Form 10-K of Radiant Systems, Inc. for the year ended December 31, 2002.

/s/ Deloitte and Touche LLP
Atlanta, Georgia March 31, 2003

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